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                                                                    Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Amendment No. 4 to Registration Statement No. 333-88739 of Photronics, Inc. on Form S-4 of our report dated December 6, 1999 (except as to footnote 15, as to which the date is January 10, 2000), appearing in the Annual Report on Form 10-K of Photronics, Inc. for the year ended October 31, 1999, and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Hartford, Connecticut
February 16, 2000